SUPPLEMENT NO. 2 TO AMENDED, RESTATED AND CONSOLIDATED BOND GUARANTEE AGREEMENT dated as of November 18, 2014 (the “Supplement”) by and between the UNITED STATES OF AMERICA (the “Government”), acting through the Rural Utilities Service, a Rural Development agency of the United States Department of Agriculture, and its successors and assigns (“RUS”); and NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION, a cooperative association existing under the laws of the District of Columbia (the “Borrower”).

RECITALS

1. The Borrower and RUS are parties to that certain Amended, Restated and Consolidated Bond Guarantee Agreement, dated as of December 13, 2012, as supplemented by Supplement No. 1 dated as of November 21, 2013, pursuant to which RUS has agreed to issue guarantees of certain Bonds, as contemplated by Section 313A of the RE Act, upon the terms and subject to the conditions provided therein (the “Original Agreement”). Capitalized terms that are not defined herein shall have the meanings assigned to them in the Original Agreement.
2. On February 12, 2014, the Borrower applied to RUS, in accordance with Section 313A of the Act and the Regulations, for RUS to guarantee an eighth loan from FFB to the Borrower, the proceeds of which would be used by the Borrower to fund new Eligible Loans or to refinance existing debt instruments of the Borrower used to fund Eligible Loans.
3. FFB is willing to make a loan to the Borrower in the aggregate principal amount of up to $250,000,000.00 upon the terms and subject to the conditions set forth in that certain Series H Bond Purchase Agreement, dated as of November 18, 2014, by and among FFB, the Borrower and RUS, as the same may be amended, supplemented, consolidated or restated from time to time in accordance with the terms thereof (the “Series H Bond Purchase Agreement”), and upon the terms and subject to the conditions set forth in the Series H Future Advance Bond issued by the Borrower to FFB and dated as of the date hereof (the “Series H Bond”).
4. RUS has determined that the Borrower is eligible for guarantees under Section 313A of the RE Act and is willing to issue its guarantee of the Series H Bond (the “Section H Guarantee”) upon the terms and subject to the conditions set forth in the Original Agreement.
NOW, THEREORE, in consideration of the mutual agreements herein contained, RUS and the Borrower agree as follows:
SECTION 1. Recitals. The foregoing recitals are incorporated into the Original Agreement by reference.

SECTION 2. Definitions.

A.	The following definitions will be added to Section 1.1 of the Original Agreement:
“Series H Bond” shall have the meaning given to that term in the recitals hereto.
“Series H Bond Purchase Agreement” shall have the meaning given to that term in the recitals hereto.
“Series H Guarantee” shall have the meaning given to that term in the recitals hereto.

B.	The following definitions shall be amended as indicated below:
“Bonds” shall mean the Original Bonds, the Series F Bond, the Series G Bond and the Series H Bond dated as of November 18, 2014.
“Bond Purchase Agreement” shall mean the Original Bond Purchase Agreements, the Series F Bond Purchase Agreement, the Series G Bond Purchase Agreement and the Series H Bond Purchase Agreement dated as of November 18, 2014.
SECTION 3. Conditions Precedent to the Issuance of the Series H Guarantee. The obligation of RUS to enter into this Supplement and to issue the guarantee of the Series H Bond pursuant to the terms hereof is subject to the satisfaction of the conditions precedent listed in Section 3.1 of the Original Agreement unless and until such conditions have been satisfied or waived in writing.
SECTION 4. Prior Representation of RUS. The representation made by RUS in Section 8.1 of the Original Agreement is true and correct as of the date hereof.
SECTION 5. Prior Representations of the Borrower. All representations made by the Borrower in Section 8.2 of the Original Agreement are true and correct as of the date hereof.
SECTION 6. Incorporation; Inconsistency with Original Agreement. Except as otherwise amended or modified herein, the terms, conditions and provisions of the Original Agreement are incorporated herein by reference as if set forth in full herein and remain in full force and effect. In the event of any conflict or inconsistency between the terms of this Supplement and the Original Agreement, the terms of this Supplement shall control. Nothing in this Supplement shall, however, eliminate or modify any special condition, special affirmative covenant or special negative covenant, if any, specified in the Original Agreement.

SECTION 7. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE UNITED STATES OF AMERICA, TO THE EXTENT APPLICABLE, AND OTHERWISE THE LAWS OF THE DISTRICT OF COLUMBIA.

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IN WITNESS WHEREOF, each party hereto has caused this Agreement to be executed by an authorized officer as of the day and year first above written.

UNITED STATES OF AMERICA, acting
through the Administrator of the Rural Utilities Service

By:
/s/ JASPER SCHNEIDER                                 Title:    Administrator of the Rural Utilities
Service

NATIONAL RURAL UTILITIES
COOPERATIVE FINANCE CORPORATION, as the Borrower

By:
_____________________________                                            Title: Governor and
Chief Executive Officer

IN WITNESS WHEREOF, each party hereto has caused this Agreement to be executed by an authorized officer as of the day and year first above written.

UNITED STATES OF AMERICA, acting
through the Administrator of the Rural Utilities Service

By:
_____________________________                                     Title:    Administrator of the Rural Utilities
Service

NATIONAL RURAL UTILITIES
COOPERATIVE FINANCE CORPORATION, as the Borrower

By:
/s/ SHELDON C. PETERSEN                                            Title: Governor and
Chief Executive Officer